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                               UGI UTILITIES INC.
        COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES - EXHIBIT 12.1
                             (THOUSANDS OF DOLLARS)


                                                                      Year Ended September 30,
                                                   ------------------------------------------------------------
                                                     2004         2003         2002         2001         2000
                                                   --------     --------     --------     --------     --------
EARNINGS:
Earnings before income taxes                       $ 83,098     $100,212     $ 73,665     $ 79,568     $ 82,882
Interest expense                                     17,931       17,412       16,365       18,724       18,135
Amortization of debt discount and expense               233          244          287          264          218
Estimated interest component of rental expense        1,477        1,434        1,563        1,541        1,318
                                                   --------     --------     --------     --------     --------
                                                   $102,739     $119,302     $ 91,880     $100,097     $102,553
                                                   ========     ========     ========     ========     ========

FIXED CHARGES:
Interest expense                                   $ 17,931     $ 17,412     $ 16,365     $ 18,724     $ 18,135
Amortization of debt discount and expense               233          244          287          264          218
Allowance for funds used during
      construction (capitalized interest)                11            7           19           12           17
Estimated interest component of rental expense        1,477        1,434        1,563        1,541        1,318
                                                   --------     --------     --------     --------     --------
                                                   $ 19,652     $ 19,097     $ 18,234     $ 20,541     $ 19,688
                                                   ========     ========     ========     ========     ========
Ratio of earnings to fixed charges                     5.23         6.25         5.04         4.87         5.21
                                                   ========     ========     ========     ========     ========
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